UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The New America High Income Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

THE NEW AMERICA HIGH INCOME FUND, INC.
33 Broad Street
Boston, Massachusetts 02109

February 25, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the "Annual Meeting") of The New America High Income Fund, Inc. (the "Fund"), a Maryland corporation, to be held at the offices of Goodwin Procter LLP, 100 Northern Ave, Boston, MA 02210, on Thursday, April 28, 2022, at 9:00 a.m. Eastern Time.

While we intend to hold the Annual Meeting in person, we are sensitive to the public health and travel concerns that our stockholders may have and the recommendations that public health officials currently have in place or may issue in light of the ongoing coronavirus pandemic ("COVID-19"). As a result, we may impose additional procedures or limitations on meeting attendees, or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a solely virtual meeting). We plan to announce any changes regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the Securities and Exchange Commission at least 10 calendar days before the meeting.

The close of business on Wednesday, February 9, 2022, was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof (the "Record Date").

We hope that you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares you own, it is important that your shares be represented. You are urged to complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope, or vote your shares via the Internet or by touch-tone telephone. Please act promptly to assure that your shares are represented at the Annual Meeting.

Sincerely,

Ellen E. Terry
President

IMPORTANT

Please give all of this information your careful attention. It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, you are requested to promptly complete, sign and return the enclosed proxy card as soon as possible. Certain stockholders may also vote their shares via the Internet or by telephone, as discussed in the proxy statement. Returning a signed proxy card, or authorizing a proxy by telephone or over the Internet, to vote your shares will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting. Please note, however, that your presence (without further action) at the Annual Meeting will not, in itself, constitute a revocation of a previously delivered proxy.

THE NEW AMERICA HIGH INCOME FUND, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, April 28, 2022

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of The New America High Income Fund, Inc., a Maryland corporation (the "Fund"), will be held at the offices of Goodwin Procter LLP, 100 Northern Ave, Boston, MA 02210, on Thursday, April 28, 2022, at 9:00 a.m. Eastern Time, for the following purposes:

1.  To elect five Directors of the Fund, nominated by the Board of Directors, each to hold office until the next annual meeting of stockholders and until a successor shall have been duly elected and qualified, or until the Director's death, resignation, or removal.

2.  To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The matters referred to above may be acted upon at the Annual Meeting or any adjournment thereof.

While we intend to hold the Annual Meeting in person, we are sensitive to the public health and travel concerns that our stockholders may have and the recommendations that public health officials currently have in place or may issue in light of the ongoing coronavirus pandemic ("COVID-19"). As a result, we may impose additional procedures or limitations on meeting attendees, or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a solely virtual meeting). We plan to announce any changes regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the Securities and Exchange Commission at least 10 calendar days before the meeting.

The close of business on Wednesday, February 9, 2022, was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof (the "Record Date").

YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS IN THE FUND. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. STOCKHOLDERS MAY ALSO SUBMIT THEIR PROXIES OVER THE INTERNET OR BY TELEPHONE.

The proxy statement and the Fund's Annual Report to stockholders for the year ended December 31, 2021, are available to view, print and download on The New America High Income Fund, Inc. home page at www.newamerica-hyb.com. The direct address for viewing, printing and downloading the proxy statement is www.newamerica-hyb.com/proxystatement.pdf. The direct address for the Annual Report is www/newamerica-hyb.com/2021annualreport.pdf.

By Order of the Board of Directors

Ellen E. Terry,
Secretary

February 25, 2022
Boston, Massachusetts

THE NEW AMERICA HIGH INCOME FUND, INC.
33 Broad Street
Boston, Massachusetts 02109
(617) 263-6400

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
April 28, 2022

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to Be Held on April 28, 2022:

This proxy statement and the Fund's Annual Report to stockholders for the period ended December 31, 2021, are available to view, print and download on The New America High Income Fund, Inc. home page at www.newamerica-hyb.com. The direct address for viewing, printing and downloading the proxy statement is www.newamerica-hyb.com/proxystatement.pdf. The direct address for the Annual Report is www.newamerica-hyb.com/2021annualreport.

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The New America High Income Fund, Inc., a Maryland corporation (the "Fund"), for use at the Fund's 2022 annual meeting of stockholders (the "Annual Meeting") to be held at the offices of Goodwin Procter LLP, 100 Northern Ave, Boston, MA 02210, on Thursday, April 28, 2022, at 9:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting dated February 25, 2022. This proxy statement and the accompanying Notice of Annual Meeting and form of proxy will first be sent to stockholders on or about February 28, 2022.

While we intend to hold the Annual Meeting in person, we are sensitive to the public health and travel concerns that our stockholders may have and the recommendations that public health officials currently have in place or may issue in light of the ongoing coronavirus pandemic ("COVID-19"). As a result, we may impose additional procedures or limitations on meeting attendees, or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a solely virtual meeting). We plan to announce any changes regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the Securities and Exchange Commission at least 10 calendar days before the meeting.

The Board of Directors fixed the close of business on Wednesday, February 9, 2022, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). As of the Record Date, 23,374,744 shares of the Fund's common stock, par value $.01 per share ("Common Stock"), were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on each matter submitted to stockholders at the Annual Meeting, as further described below. The Fund has opted into the Maryland Control Share Acquisition Act (the "Control Share Act"), which provides that the holder of control shares of a Maryland corporation, like the Fund, acquired in a control share acquisition may not exercise voting rights with respect to the control shares, except to the extent approved by a vote of two-thirds of all the votes entitled to be cast on the matter, not including votes entitled to be cast by the person who has made or proposes to make a control share acquisition (the "acquiring person") or by officers or employee-directors of the corporation. Control shares are voting shares of stock that, if aggregated with all other shares of stock (i) owned by the acquiring person or (ii) as to which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-tenth or more, but less than one-third; (b) one-third or more, but less than a majority; or (c) a majority or more of all voting power.

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Each stockholder may be asked to present valid identification. Please note that stockholders who hold Fund shares in "street name" (that is, through a broker, bank, or other nominee) will need to bring a copy of a brokerage statement reflecting the stockholder's ownership of Fund shares as of the record date.

If the accompanying form of proxy is properly executed and returned in time to be voted at the Annual Meeting (either by returning the paper proxy card or by submitting a proxy electronically, by telephone or over the Internet), the shares represented thereby will be voted in accordance with the instructions indicated thereon by the stockholder. Executed proxies that are unmarked will be voted for the election of the applicable nominees named herein as Directors of the Fund. All executed proxies will be voted in the discretion of the persons named as proxies in connection with all other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof. Any proxy will be governed by and construed in accordance with Maryland law and applicable federal securities laws.

Stockholders who tender proxies by mail should sign and return the enclosed proxy card. The proxy card should be returned in the enclosed postage-paid envelope. Certain stockholders also have the option of executing and returning their proxies by telephone or over the Internet. The form of proxy these stockholders receive along with the proxy statement includes an attachment that has instructions both for calling a toll-free number for automated touch-tone voting and for finding a website address that will permit voting over the Internet. Prior to using either of these methods of voting, stockholders should read the proxy statement and have it and the form of proxy ready at hand.

A stockholder voting by telephone or over the Internet represents that the stockholder is authorized to vote the shares of Common Stock being voted, for example, when a stockholder is acting on behalf of all registered owners of an account or in the capacity of trustee of a trust or officer of an organization that holds Fund shares. In addition, by using the telephone or the Internet to submit voting instructions, the stockholder expressly authorizes AST, which is assisting the Fund in gathering and tabulating votes for the Annual Meeting, and its agents, to execute a proxy to vote the stockholder's shares at the Annual Meeting as the stockholder has indicated. The Fund believes that the procedures governing the execution of proxies by telephone or over the Internet are reasonably designed to ensure that the identities of the stockholders executing proxies are accurately determined and that the voting instructions of those stockholders are accurately recorded.

The presence, in person or by proxy, of stockholders of the Fund entitled to cast a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker "nonvotes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present at the Annual Meeting for purposes of determining the existence of a quorum, but will be disregarded in determining the "votes cast" for the proposal. A stockholder may revoke the stockholder's proxy prior to its use by attending the Annual Meeting and voting in person, by giving written notice of such revocation to the Secretary of the Fund, or by returning a subsequently dated proxy. Stockholders that vote by telephone or over the Internet may also revoke their proxies by executing a subsequently dated proxy using either of these methods of voting. Stockholders who vote by telephone or over the Internet should not subsequently return a proxy card by mail, unless they intend the proxy card to revoke their prior instructions given by telephone or over the Internet.

In the event a quorum is not present at the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies, provided that such persons determine such an adjournment and additional solicitation is reasonable and in the interest of stockholders. A stockholder vote may be taken on any proposal in this proxy statement prior to such adjournment if sufficient votes have been received and such vote is otherwise appropriate. Any such adjournment will require the affirmative vote of a majority of those shares present at the Annual Meeting in person or by proxy.

In addition to the solicitation of proxies by mail, Directors, officers and other representatives of the Fund may solicit proxies in person, by telephone or electronically. The Fund has also retained a proxy solicitor, AST, to assist in the solicitation of proxies. Pursuant to this arrangement, AST has agreed to contact banks, brokers, and proxy intermediaries to secure votes in favor of the proposal described in this proxy statement. The costs of retaining AST, which will be fully borne by the Fund, are not expected to exceed $10,000. The costs of proxy solicitation and expenses incurred in connection with preparing this proxy statement and its enclosures will be paid by the Fund.

Each stockholder entitled to notice of, and to vote at, the Annual Meeting has been sent a copy of the Fund's Annual Report for the period ended December 31, 2021, including financial statements, either with this proxy statement or under separate cover. If you did not receive the Annual Report or would like to request another copy, please contact the Fund by telephone at (617) 263-6400.

THE INVESTMENT ADVISER
AND ADMINISTRATIVE SERVICES

T. Rowe Price Associates, Inc., with its principal office at 100 East Pratt Street, Baltimore, Maryland 21202, has served as the investment adviser to the Fund since December 2, 2002. Since February 1992, the Fund has engaged Ellen E. Terry to perform administrative services, and has since engaged Paul E. Saidnawey to provide certain related administrative services. Mr. Saidnawey performs his duties subject to the supervision of Ms. Terry.

PROPOSAL ONE
ELECTION OF DIRECTORS

The stockholders of the Fund are being asked to elect the five nominees listed below as Directors of the Fund, each to serve as such until the next annual meeting of the Fund's stockholders and until a successor shall have been duly elected and qualified, or until the Director's death, resignation, or removal. All of the nominees named below are presently serving as Directors of the Fund and were elected at last year's annual meeting. All shares represented by valid proxies will be voted in the election of Directors for the nominees named below, unless authority to vote for a particular nominee is withheld. Each nominee has agreed to serve as a Director if elected. If any such nominee is not available for election at the time of the Annual Meeting, the persons named as proxies will vote for such substitute nominee as the Board of Directors may recommend.

The Fund's Charter provides for the election of the nominees named below by stockholders. In a non-contested election, such as the one that will occur during the Annual Meeting, a plurality of all the votes cast is sufficient to elect a Director; in a contested election, an affirmative vote of a majority of the shares outstanding and entitled to vote is sufficient to elect a Director. A contested election is one in which the number of nominees exceeds the number of Directors to be elected. Voting for the election of Directors is non-cumulative; accordingly, holders of (i) a majority of the outstanding shares represented at the Annual Meeting in person or by proxy may elect all of the

Directors in a non-contested election, and (ii) a majority of the shares outstanding and entitled to vote may elect all of the Directors in a contested election.

The Board of Directors recommends that stockholders vote "FOR" the election of the five nominees to the Fund's Board of Directors.

The nominees for election to the Board of Directors who are not "interested persons" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act") (the "Independent Directors"), are as follows:

Name and Age	Position(s) with the Fund(1) and Length of Time Served	Principal Occupation(s) During Past 5 Years (and Other Relevant Experience, Attributes and Skills)(2)	Other Directorships
Joseph L. Bower Date of Birth: 9/21/38	Director since 1988

Harvard Business School Donald K. David Professor of Administration Emeritus since 2014; Harvard Business School Professor from 1963-2014 (Donald K. David Professor of Business Administration from 1986-2007; Baker Foundation Professor from 2007-2014, Senior Associate Dean, Chair of the Doctoral Programs, Chair of the General Management Area, Chair of the General Manager and Corporate Leader Programs; Consultant on leadership, strategy and organizational development

Anika Therapeutics, Inc., 1992-June, 2021; Brown Shoe from 1982-2012; and Loews Corporation (a conglomerate) since 2002. Life Trustee of New England Conservatory of Music.

Name and Age	Position(s) with the Fund(1) and Length of Time Served	Principal Occupation(s) During Past 5 Years (and Other Relevant Experience, Attributes and Skills)(2)	Other Directorships
Stuart A. McFarland Date of Birth: 04/05/47	Director since 2013 and Lead Director since December 1, 2017

Managing Partner, Federal City Capital Advisors, LLC since 1997; Chairman, Federal City Bancorp from 2004-2007; Director, Brandywine Funds from 2001-2013; President and CEO, Pedestal Inc. (internet enabled mortgage securities exchange) from 1999-2003; EVP and General Manager, GE Capital Mortgage Services from 1990-1996; President and CEO, GE Capital Asset Management Corporation from 1990-1996; President and CEO, Skyline Financial Services Corp. from 1988-1990; President and CEO, National Permanent Federal Savings Bank from 1986-1988; Executive Vice President–Operations and Chief Financial Officer with Federal National Mortgage Association Fannie Mae (Fannie Mae) from 1980-1985; and President and Director, Ticor Mortgage Insurance Company from 1972-1980.

Director, Brookfield Funds (9 funds) since 2008; Director, Drive Shack (a golf course management and entertainment company) since 2002 (operated as Newcastle Investment Corp., a real estate investment trust, prior to 2017); Director New Senior Investment Group (real estate investment trust) 2014-June 2021.

Marguerite Piret Date of Birth: 5/10/48	Director since 2004

Chief Operating Officer, North Country Growers, LLC since 2018 (controlled environment agriculture); Chief Financial Officer, American Ag Energy, Inc. (controlled environment agriculture) since 2016; President and Chief Executive Officer of Newbury Piret Company (an investment bank) from 1981-2019; Member, Board of Governors, Investment Company Institute from 1996-2004.

Trustee of Pioneer Funds complex since 1980 (42 funds).

Name and Age	Position(s) with the Fund(1) and Length of Time Served	Principal Occupation(s) During Past 5 Years (and Other Relevant Experience, Attributes and Skills)(2)	Other Directorships
Oleg M. Pohotsky Date of Birth: 03/28/47	Director since 2013

Consultant and Managing Partner, Right Bank Partners (corporate governance and strategy consultancy) since 2002; SVP and Director of Mergers and Acquisitions, First Albany Corp. from 1991-2002; General Partner, Strategic Capital Associates from 1989-1991.

Director, Avangardco Investments Public Limited (agricultural production) since 2011; Advisor, Board of Advisors, Kaufman & Co. LLC (investment banking) since 2007; Trustee since 2000 and Chairman since 2012 of Tekla Healthcare Investors, Tekla Life Sciences Investors, Tekla Healthcare Opportunities Fund (since 2014) and Tekla World Healthcare Fund (since 2015).

  (1)  The Fund is not part of any fund complex.

  (2)  The information reported includes the principal occupation during the last five years for each Director and other information relating to the professional experiences, attributes and skills relevant to each Director's qualifications to serve as a Director, in addition to the information listed under "Other Directorships."

The following nominee for election to the Board of Directors is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act:

Name and Age	Position(s) with the Fund(1) and Length of Time Served	Principal Occupation(s) During Past 5 Years (and Other Relevant Experience, Attributes and Skills)(2)	Other Directorships
Ellen E. Terry(3) Date of Birth: 4/9/59	Director since 2014; President of the Fund since April 2013; Secretary of the Fund since 2010; Treasurer of the Fund since 1991; and Chief Compliance Officer of the Fund since 2004.

President of the Fund since April 2013; Secretary of the Fund since 2010; Treasurer of the Fund since 1991; Chief Compliance Officer of the Fund since 2004; and Vice President of the Fund from 1992 to April 2013.

None.

  (1)  The Fund is not part of any fund complex.

  (2)  The information reported includes Ms. Terry's principal occupations during the last five years and other information relating to the professional experiences, attributes and skills relevant to her qualifications to serve as a Director.

  (3)  Ms. Terry is an "interested person" of the Fund on the basis of her positions as an officer and employee of the Fund.

The address of each Director is: c/o The New America High Income Fund, Inc., 33 Broad Street, Boston, Massachusetts 02109. Each Director holds office until the Director's successor is duly elected and qualified, until the Director's death or until the Director's resignation, or removal. Ms. Terry is the only executive officer of the Fund. A Fund officer holds office until the officer's successor is duly elected and qualified, until the officer's death, or until the officer resigns or has been removed.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of the Fund's Common Stock by the Fund's Directors and officers as of December 31, 2021, based on information provided to the Fund by the Directors and officers. All individuals listed in the table have sole voting and investment power over the shares reported as owned, unless otherwise indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares of Common Stock Beneficially Owned
Directors and Officers:
Joseph L. Bower	7,111	*
Stuart A. McFarland	11,385	*
Marguerite A. Piret	6,310	*
Oleg M. Pohotsky	11,405	*
Ellen E. Terry	28,645	*
All executive officers and directors as a group	64,856	*

  *  Indicates less than 1%.

The following table shows the dollar value range of the Fund's common stock owned by each Director as of December 31, 2021.

Director/Nominee	Dollar Range of Equity Securities in the Fund
Joseph L. Bower	$50,000-$100,000
Stuart A. McFarland	Over $100,000
Marguerite Piret	$50,000-$100,000
Oleg M. Pohotsky	Over $100,000
Ellen E. Terry	Over $100,000

In addition, according to filings made as of January 31, 2022, on Schedules 13D and/or 13G pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Fund believes that the following stockholder(s) own(s) 5% or more of the Fund's Common Stock:

Other Fund Owner(s):	Amount and Nature of Beneficial Ownership	Percent of Shares of Common Stock Beneficially Owned
Wells Fargo & Company
420 Montgomery Street
San Francisco, CA 94163	1,415,842	6.06%

The Board

The Directors of the Fund are responsible for the oversight and supervision of the affairs of the Fund, as is described more fully below. The Fund's By-Laws set forth specific qualifications to serve as a Director ("Director

Qualifications"), and the Board has policies identifying certain factors that it may take into account when considering Director candidates.

Under the Fund's By-Laws, only persons possessing the following Director Qualifications may be nominated, elected, appointed, qualified or seated ("nominated or seated") to serve as Directors: (i) an individual nominated or seated as a Director shall be at least twenty-one years of age and not older than any mandatory retirement age, as may be determined from time to time by the Directors, in each case at the time the individual is nominated or seated; (ii) an individual nominated or seated as a Director shall, at the time the individual is nominated or seated, serve as a trustee or director of no more than five issuers (including the Fund) having securities registered under the Exchange Act (investment companies or individual series thereof having the same investment adviser or investment advisers affiliated through a control relationship shall all be counted as a single issuer for this purpose); (iii) an individual nominated or seated as a Director shall not be an employee, officer, partner, member, trustee, director or 5% or greater shareholder in any investment adviser; (iv) an individual nominated or seated as a Director shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual's activities with respect to any investment-related business, nor shall an individual nominated or seated as a Director be the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or seated as a Director failing to satisfy the requirements of this paragraph, nor shall any individual nominated or seated as a Director be or have engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the SEC censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940, as amended; and (v) an individual nominated or seated as a Director shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that would permit, or could reasonably have been expected or would reasonably be expected to permit the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, trustee, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of such investment adviser, depositor, or principal underwriter. Any of the Director Qualifications may be waived by vote of a majority of the Directors in office at the time of the subject nomination. Each Director serves until the Director's successor is duly elected and qualified, until the Director's death or until the Director's resignation, or removal.

The Directors have varied experiences, attributes and skills that are used in overseeing the Fund's activities, reviewing contractual arrangements with companies that provide services to the Fund, and reviewing the Fund's performance. Among the attributes or skills common to all Directors are their ability to: (i) review critically, evaluate, question, and discuss information provided to them; (ii) interact effectively with the other Directors, the Fund's investment adviser, other service providers, counsel, and the Fund's independent registered public accounting firm; and (iii) exercise effective and independent business judgment in the performance of their duties as Directors. Each Director's ability to perform his or her duties effectively has been attained through the Director's business, consulting, public service, and/or academic positions and through experience from service as a board member of the Fund and/or in other capacities, including, as applicable, for publicly- and privately-held companies, non-profit entities and other organizations, as set forth in the tables above providing biographical information for each Director. Each Director's ability to perform his or her duties effectively also has been enhanced by his or her educational background, professional training, and/or other life experiences.

Board Leadership Structure

Overall responsibility for oversight of the Fund rests with the Board. The Board has engaged the investment adviser to manage the Fund's investment portfolio on a day-to-day basis. The Board is responsible for overseeing the Fund's management and staff, the investment adviser, and other service providers in the operation of the Fund in accordance with the provisions of the 1940 Act, applicable provisions of Maryland law and the Fund's Charter and, By-Laws, the terms of its New York Stock Exchange ("NYSE") listing and other applicable laws and regulations. The current members of the Board have varied experiences, attributes and skills. The Board ordinarily conducts six meetings a year. In addition, the Board may hold special in-person or telephonic meetings, or informal conference calls, as necessary, to address specific matters as they arise between regular meetings. As discussed below, the Board has established three committees—the Audit Committee, the Compensation Committee, and the Nominating Committee—each of which has specific oversight responsibilities.

The Board does not have a formally elected chairperson. Mr. McFarland has been appointed by the Board to serve as "Lead Director"; in that capacity, he generally chairs Board meetings and serves as a liaison between the Board and the President between meetings of the Board. The Board believes that its current leadership structure is appropriate principally because (a) Mr. McFarland is not an employee of, or otherwise affiliated with, the Fund's investment adviser, (b) Mr. McFarland is familiar with the day-to-day operations of the Fund, and (c) given the Board's size and the nature of the Fund's operations, a chairperson would not enhance the Board's effectiveness. The Board may, in its discretion, modify its leadership structure at any time.

The Fund is subject to a number of risks, including investment, leverage, valuation, and compliance risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of: (i) the Fund's officers and staff, consisting of Ms. Terry and Mr. Saidnawey (collectively, "Fund Officers and Staff"); (ii) the Fund's investment adviser; and (iii) other Fund service providers (depending on the nature of the risk) who carry out other aspects of the Fund's investment management and business affairs. The Fund's investment adviser and other Fund service providers each have their own independent interest in risk management, and their policies and methods of carrying out risk management functions will depend, in part, on their individual priorities, resources, and controls. Risk oversight is an aspect of the Board's general oversight of the Fund and is addressed as part of various activities of the Board and its committees. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. In fact, some aspects of the Fund's design and operation are premised on a degree of risk, e.g., investing in high-yield debt and maintaining a leveraged capital structure.

As part of its regular oversight of the Fund, the Board, directly or through a committee, interacts with and reviews reports from, among others, the Fund Officers and Staff (including Ms. Terry in her capacity as the Fund's chief compliance officer (the "CCO")), the Fund's investment adviser and the Fund's independent registered public accounting firm, as appropriate, regarding risks faced by the Fund and relevant risk functions. The Board reviews investment policies and risks in connection with its review of the Fund's performance. The CCO reports to the Board regarding compliance matters for the Fund and its principal service providers and oversees the testing of the Fund's compliance program. In addition, as part of the Board's periodic review of the Fund's investment advisory and other service provider agreements, the Board may consider risk management aspects of their operations and the functions for which they are responsible. The Board may, at any time and in its discretion, change its risk oversight role.

The Board has established a standing Audit Committee to assist the Board in the oversight of audit functions and related matters. The Audit Committee, which is discussed in greater detail below, operates pursuant to a written charter approved by the Board, is chaired by an Independent Director and consists of all of the Independent Directors (and only the Independent Directors).

The Board has established a standing Compensation Committee that periodically reviews, and makes recommendations to the Board regarding, the compensation of Directors and the Fund Officers and Staff. The Compensation Committee operates pursuant to a written charter approved by the Board, is chaired by an Independent Director, and consists of all of the Independent Directors (and only the Independent Directors).

The Board has established a standing Nominating Committee that addresses matters relating to Director nominations and appointments, such as the size and composition of the Board and policies regarding the selection of nominees for election to the Board. The Nominating Committee is also responsible for overseeing the annual Board self-assessment process. The Nominating Committee, which is discussed in greater detail below, operates pursuant to a written charter approved by the Board, is chaired by an Independent Director, and consists of all of the Independent Directors.

Meetings

During fiscal year 2021, there were six meetings of the Board of Directors, two meetings of the Audit Committee, one meeting of the Compensation Committee, and two meetings of the Nominating Committee. Each Director attended 75% or more of the aggregate of all meetings of the Board and all committees of which the Director was a member.

The Board expects that Directors will ordinarily attend in person all annual and special meetings of the Fund's stockholders, other than adjourned meetings, and, if unable to attend in person, will participate by other means, if practical. In recognition of this policy, the Board of Directors typically schedules the annual meeting of stockholders to coincide with a regular quarterly Board meeting. Each Director serving on the Board at the time attended the 2021 Annual Meeting of Stockholders held on April 22, 2021.

Audit Committee

The Audit Committee of the Board of Directors, which consists exclusively of Independent Directors, performs the following functions:

•  oversees the accounting and financial reporting processes of the Fund and its internal control over financial reporting and, as the Committee deems appropriate, inquires into the internal control over financial reporting of certain third-party service providers;

•  oversees the quality and integrity of the Fund's financial statements and the independent audit thereof;

•  oversees, or, as appropriate, assists Board oversight of, the Fund's compliance with legal and regulatory requirements that relate to the Fund's accounting and financial reporting, internal control over financial reporting and independent audits;

•  approves prior to appointment the engagement of the Fund's independent auditors and, in connection therewith, reviews and evaluates the qualifications, independence and performance of the Fund's independent auditors and the audit partner in charge of leading the audit; and

•  acts as a liaison between the Fund's independent auditors and the full Board.

The Audit Committee acts pursuant to a written Audit Committee Charter, which is available on the Fund's website at www.newamerica-hyb.com via the Corporate Governance hyperlink. The Audit Committee presently consists of Messrs. McFarland and Pohotsky, Ms. Piret, and Professor Bower, each of whom is "independent," as defined in applicable NYSE listing standards. The Board has determined that Ms. Piret qualifies as an "audit committee financial expert" under the rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee acts pursuant to a written Compensation Committee Charter, which is available on the Fund's website at www.newamerica-hyb.com via the Corporate Governance hyperlink. The principal function of the Compensation Committee is to periodically review director, officer, and employee compensation and to make recommendations to the Board regarding any changes to such compensation. The Compensation Committee presently consists of Messrs. McFarland and Pohotsky, Ms. Piret, and Professor Bower, each of whom is "independent," as defined in applicable NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee (i) is an employee of the Fund, (ii) has had any relationship requiring disclosure under Item 404 of Regulation S-K of the Exchange Act, or (iii) is an executive officer of another entity of which an executive officer of the Fund serves on the board of directors.

Nominating Committee

The Nominating Committee acts pursuant to a written Nominating Committee Charter, which is available on the Fund's website at www.newamerica-hyb.com via the Corporate Governance hyperlink. The Nominating Committee presently consists of Messrs. McFarland and Pohotsky, Ms. Piret, and Professor Bower, each of whom is "independent," as defined in applicable NYSE listing standards.

Selection and Evaluation of Director Candidates. The Nominating Committee is responsible for making recommendations to the Board regarding the nomination of Directors for appointment or election by stockholders. When a vacancy on the Board exists or is anticipated, the Nominating Committee will consider any candidate for Director recommended by a stockholder if (a) the recommendation contains sufficient background information concerning the candidate to enable the Nominating Committee to make a proper judgment as to the candidate's qualifications and (b) the recommendation is submitted in accordance with applicable procedural requirements set forth in the Fund's By-Laws.

Qualifications. The Nominating Committee has not established specific, minimum qualifications that must be met by an individual for the Nominating Committee to recommend the individual for nomination as a Director; however, prospective nominees must meet the Director Qualifications set forth above. In seeking candidates to consider for nomination to fill a vacancy on the Board, the Nominating Committee expects to seek referrals from a variety of sources, including current Directors, management of the Fund and counsel to the Fund. The Nominating Committee may also engage a search firm to identify or evaluate or assist in identifying or evaluating candidates.

Diversity. The Nominating Committee does not have a formal policy to consider diversity when identifying Director candidates. However, when evaluating candidates for a position on the Board, the Nominating Committee considers a variety of factors, including the following factors, as appropriate, which may bear on the overall diversity in the backgrounds, skills and experiences of the Board's members: (i) the candidate's knowledge in matters relating to the mutual fund industry; (ii) any experience possessed by the candidate as a director or senior officer of other public companies; (iii) the candidate's educational background; (iv) the candidate's reputation for high ethical standards and personal and professional integrity; (v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board's existing mix of skills and qualifications; (vi) the candidate's perceived ability to contribute to the ongoing functions of the Board, including the candidate's ability and commitment to attend meetings regularly and work collaboratively with other members of the Board; (vii) the candidate's ability to qualify as an Independent Director for purposes of the 1940 Act, the candidate's independence from Fund service providers and the existence of any other relationships that might give rise to a conflict of interest or the appearance of a conflict of interest; (viii) the candidate's ability to meet applicable requirements of any national securities exchange or national securities association on which the Fund's shares are listed; and (ix) such other factors as the Nominating Committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other transitions (e.g., whether or not a candidate is an "audit committee financial expert" under the federal securities laws). Prior to making a final decision, the Nominating Committee conducts personal interviews with the candidates it concludes are the most qualified. Any candidates recommended by stockholders will be evaluated in the same manner.

Candidates Recommended by Stockholders. A stockholder wishing to submit a nomination for Director at an annual or special meeting of stockholders must provide a timely notice (as required under the Fund's By-Laws) in writing to the Secretary of the Fund, at The New America High Income Fund, Inc., 33 Broad Street, Boston, Massachusetts 02109. To nominate Directors for election at an annual meeting, the stockholder's notice, to be timely, must be received by the Secretary (i) not earlier than the close of business on the 120th day and (ii) not later than the close of business on the 90th day prior to the date of the annual meeting. In the event that, during the prior year the Fund did not hold an annual meeting or the date of the annual meeting changed by more than 30 days from the first anniversary of the prior year's annual meeting (other than as a result of adjournment), the stockholder's notice must be received by the Secretary (i) not earlier than the close of business on the 120th day prior to such annual meeting and (ii) not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. With respect to election of Directors at a special meeting of stockholders, such notice, to be timely, must be received by the Secretary of the Fund (i) not earlier than the close of business on the 120th day and (ii) not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made. The public announcement of a postponement or adjournment of an annual or special meeting does not commence a new time period for the giving of a stockholder's notice.

A stockholder's notice proposing a Director nominee must specify, as to the nominee presented in the notice: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the number of shares of Common Stock of the Fund which are owned, beneficially or of record, directly or indirectly, by such proposed nominee and any Proposed Nominee Associated Person1 and the name and address of the recordholder(s) of such shares (if different than the beneficial owner(s)) as they appear on the records of the Fund; (iv) the name of each nominee holder of shares owned beneficially, but not of record, by such proposed nominee or any Proposed Nominee Associated Person, and the number of such shares held by each such nominee holder; (v) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such proposed nominee, or any Proposed Nominee Associated Person, with respect to shares of the Fund; (vi) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such proposed nominee, or any Proposed Nominee Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such proposed nominee, or any Proposed Nominee Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such proposed nominee, or any Proposed Nominee Associated Person, with respect to the shares; (vii) a written questionnaire with respect to the background and qualifications of the nominee completed by the nominee in the form required by the Fund; (viii) a representation as to whether such proposed nominee is an "interested person" of the Fund, as defined under Section 2(a)(19) of the 1940 Act, and sufficient information about the proposed nominee to permit counsel to the Fund to confirm such representation, including information with respect to each relationship set forth in Section 2(a)(19) of the 1940 Act which may cause such proposed nominee to be an interested person of the Fund or a representation that no such relationship exists;

1  A "Proposed Nominee Associated Person" of any proposed nominee shall mean (A) any person acting in concert with such proposed nominee and (B) any direct or indirect beneficial owner of shares owned of record or beneficially by such proposed nominee or person acting in concert with the proposed nominee.

(ix) information to establish to the satisfaction of the Board of Directors that the proposed nominee satisfies the Director Qualifications, as set out in the Fund's By-Laws; (x) a representation and agreement in the form required by the Fund that the nominee intends to serve as a Director for the full term for which he or she is to stand for election; and (xi) any other information relating to the proposed nominee or Proposed Nominee Associated Person that would be required to be disclosed in solicitations for proxies for elections of Directors pursuant to the rules and regulations under the Exchange Act (even if an election contest is not involved).

A stockholder's notice proposing a Director nominee must specify, as to each stockholder giving the notice: (i) the name and address of the stockholder, as they appear on the Fund's books, and of such beneficial owner and of any Stockholder Associated Person;2 (ii) the number of shares of Common Stock of the Fund which are owned beneficially and of record by such stockholder, such beneficial owner, and any Stockholder Associated Person; (iii) whether and the extent to which any derivative instrument, swap option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any Stockholder Associated Person, with respect to shares of the Fund; (iv) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such person, or any Stockholder Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any Stockholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any Stockholder Associated Person, with respect to shares of the Fund; (v) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any Stockholder Associated Person and any proposed nominee or any other person or persons (including their names) pursuant to which the proposal(s) or nomination(s) are being made by such person, and any material interest of such person, or any Stockholder Associated Person, in such proposal or nomination, including any anticipated benefit therefrom to such person, or any Stockholder Associated Person; (vi) a representation that the stockholder, or group of stockholders, giving notice intends to appear in person at the Annual Meeting to make the proposals or nominate the persons named in its notice; and (vii) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of Directors in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved).

Failure to meet the submission or information requirements for a stockholder proposal of a Director nominee, or failure to provide additional information or verify or update such information, as required by the Fund's By-Laws, may result in a stockholder's nomination being disregarded.

Appointment of Directors

Subject to the requirements of applicable law, upon the recommendation of the Nominating Committee, the Board may at any time between meetings of the stockholders appoint new Directors to fill vacancies on the Board, including vacancies arising from action by the Board to expand the number of directors. In no event may the Board fill a vacancy, consistent with the requirements of the 1940 Act, unless immediately thereafter at least two-thirds of the members of the Board will have been elected by stockholders.

Communications with the Board

Stockholders wishing to communicate with the Board may do so by sending a written communication to any Director at the following address: The New America High Income Fund, Inc., 33 Broad Street, Boston, MA 02109. Any stockholder communication so received will be promptly forwarded to the Director(s) to whom it is addressed.

2  A "Stockholder Associated Person" of any beneficial or record stockholder shall mean (A) any person acting in concert with such stockholder, (B) any direct or indirect beneficial owner of shares owned of record or beneficially by such stockholder or any person acting in concert with such stockholder, (C) any person controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person and (D) any member of the immediate family of such stockholder or Stockholder Associated Person.

Independent Public Accountants and Fees

Upon the recommendation of the Audit Committee, the Board of Directors has selected Tait, Weller & Baker LLP ("Tait Weller") as independent public accountants for the Fund for the year ending December 31, 2022. The services provided by Tait Weller consist of the examination of the Fund's annual financial statements, assistance and consultation in connection with SEC filings, and review of tax and certain compliance matters on behalf of the Fund.

Representatives of Tait Weller are not expected to be represented at the Annual Meeting, but a representative of Tait Weller is expected to be available via telephone during the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if the representative so desires.

Audit Fees. For fiscal year 2021, the aggregate fees billed by Tait Weller for audit of the Fund's financial statements and review of the semi-annual financial statements totaled $52,550. Those fees for fiscal year 2020 were $52,200.

Audit-Related Fees. In fiscal years 2021 and 2020, Tait Weller did not bill the Fund for any assurance and related services that are reasonably related to the performance of the audit and review of the Fund's financial statements.

Tax Fees. In fiscal year 2021, the aggregate fees billed by Tait Weller for its professional services related to preparation of the Fund's federal and state tax returns, review of excise distributions, and testing of quarterly asset diversification totaled $8,450. In fiscal year 2020, those fees were $8,300.

All Other Fees. Tait Weller did not bill the Fund in fiscal years 2021 or 2020 for any products or services, except as noted above.

Tait Weller did not provide any audit or non-audit services to T. Rowe Price Group, Inc. ("Price Group"), the parent company of the Fund's investment adviser, or any of Price Group's subsidiaries in fiscal years 2021 or 2020.

Report of the Audit Committee of the Board of Directors

The Fund's Audit Committee has met and held discussions separately, and jointly with each of management and the Fund's independent public accountants. In addition, the Audit Committee has reviewed and discussed the Fund's audited financial statements for fiscal year 2021 with management and the independent public accountants. The Audit Committee discussed with the Fund's independent auditors the matters required to be discussed by the statement on Auditing Standard 1301 (formerly, Auditing Standards No. 16), as adopted by the Public Company Accounting Oversight Board in Release No. 2017-001. The Audit Committee has received the written disclosures and the letter from the Fund's independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent accountants the independent accountants' independence. Based on the review and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Fund's 2022 annual report to stockholders required by Section 30(e) of the 1940 Act and Rule 30e-1 thereunder for filing with the SEC.

Joseph L. Bower	Stuart A. McFarland	Marguerite Piret	Oleg M. Pohotsky

Remuneration of Directors and Officers

The Board is responsible for determining the compensation of the Fund's Directors, officers and employees based upon recommendations provided by the Compensation Committee. Each Director receives an annual fee of

$50,000. The Lead Director receives an additional annual fee of $12,000. The following table summarizes the compensation paid to the Directors and officers of the Fund for the fiscal year ended December 31, 2021. The Fund does not provide remuneration in the form of pension or retirement benefits to any of its Directors or officers.3

Name of Director or Officer	Aggregate Compensation from Fund		Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from Fund
Joseph L. Bower	$40,000		None	None	$40,000
Stuart A. McFarland	$52,000	(1)	None	None	$52,000	(1)
Marguerite Piret	$40,000		None	None	$40,000
Oleg M. Pohotsky	$40,000		None	None	$40,000
Ellen E. Terry	$268,750	(2)	None	None	$268,750	(2)

  (1)  Of this amount, $40,000 was compensation for service as a Director, and $12,000 was compensation for service as Lead Director

  (2)  This amount reflects $40,000 in compensation for service as a Director. For services as an officer and employee of the Fund, Ms. Terry also received a salary of $188,750 and a bonus of $40,000.

In 2008, the Fund entered into a severance agreement with Ms. Terry under which the Fund agreed to make her a severance payment in the event of the involuntary termination of her employment with the Fund, subject to certain terms and conditions. The amount payable to Ms. Terry under the agreement would be equal to two years' salary, bonus and health insurance allowance, based on amounts most recently paid before the termination triggering the payment. In order to receive a severance payment under the agreement, Ms. Terry must be terminated other than for cause. In addition, if Ms. Terry were terminated due to the Fund's liquidation, conversion to open-end status, or reorganization into another entity, and were offered employment by a successor or related entity on terms at least equivalent to those of her then-current employment arrangement with the Fund, including as to location and severance, then Ms. Terry would not be entitled to a severance payment from the Fund.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Fund's directors and certain other persons to file initial reports of ownership and reports of changes in ownership with the SEC. A copy of these Section 16(a) forms is required by SEC rules to be furnished to the Fund. Based solely on the Fund's review of the copies of such forms received, the amendments thereto, and certain written representations related thereto, all Section 16(a) filing requirements applicable to our directors and officers during 2021 were met.

OTHER MATTERS

The Directors do not intend to present any other business at the Annual Meeting, nor are they aware of any stockholder's intention to do so. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

3  The compensation schedule disclosed above reflects the current compensation schedule, which was not in place for the Fund's full fiscal year ended December 31, 2021.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

The Fund currently plans to hold its 2023 annual meeting of stockholders on Thursday, April 29, 2023 (the "2023 Annual Meeting"). Accordingly, stockholder proposals intended to be included in the proxy statement and form of proxy to be presented at the 2023 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must be received at the Fund's principal office, 33 Broad Street, Boston, Massachusetts 02109, no later than Monday, October 31, 2022. Such proposals must also comply with all other legal requirements in order to be included in the Fund's proxy statement and form of proxy for that meeting. A stockholder proposal submitted outside of the process of Rule 14a-8 must meet requirements specified in the Fund's By-Laws. Among other conditions, the By-Laws require that a stockholder proposal, including nomination of a director, must be received in writing by the Secretary of the Fund at the Fund's principal office (i) not earlier than the close of business on the 120th day and (ii) not later than the close of business on the 90th day prior to the date of the annual meeting. In the event that, during the prior year, the Fund did not hold an annual meeting, or the date of the annual meeting changed by more than 30 days from the first anniversary of the prior year's annual meeting (other than as a result of adjournment), notice of a stockholder's proposal must be received by the Secretary (i) not earlier than the close of business on the 120th day prior to the annual meeting and (ii) not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made.

Boston, Massachusetts
February 25, 2022

THE NEW AMERICA HIGH INCOME FUND, INC.
33 Broad Street, Boston, Massachusetts 02109
Annual Meeting of Stockholders
April 28, 2022
Proxy Solicited on Behalf of the Board of Directors

The undersigned holder(s) of shares of Common Stock of The New America High Income Fund, Inc., a Maryland corporation (the “Fund”), hereby constitute(s) and appoint(s) STUART A. McFARLAND and ELLEN E. TERRY, and each of them, as proxies for the undersigned, each with full power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Fund (the “Annual Meeting” or “Meeting”) to be held on Thursday, April 28, 2022 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof, and thereat to vote all shares of the Common Stock of the Fund held of record by the undersigned on Wednesday, February 9, 2022, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS. IN THEIR DISCRETION,THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the reverse side. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

THE NEW AMERICA HIGH INCOME FUND, INC.

Please mark boxes in blue or black ink as in this example ☒

1.	Election as Directors of all the nominees below.

GRANTING ☐ WITHHOLDING ☐ authority to vote for the election as Directors of all the nominees listed below.

Joseph L. Bower, Stuart A. McFarland,

Marguerite Piret, Oleg M. Pohotsky and Ellen E. Terry

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE. THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Please be sure to sign and date this Proxy.

Signature	Date

Signature	Date

Mark box at right if an address change or ☐
comment has been noted on the reverse side of this card.

SHARES ON RECORD DATE: